EXHIBIT 4.1

                      STOCK AND WARRANT PURCHASE AGREEMENT

      This Stock and Warrant Purchase Agreement (the "Agreement") is made as of May 11, 2001 between NASTECH PHARMACEUTICAL COMPANY INC., a Delaware corporation (the "Company"), and the purchasers who are signatories hereto (the "Purchasers").

      WHEREAS, the Company wishes to sell and the Purchasers desire to purchase shares (the "Shares") of the Company's Common Stock, $.006 par value per share ("Common Stock") and Warrants (as defined in Section 1.3), as such are being offered by the Company pursuant to an Offering Memorandum dated February 5, 2001 (which together with all exhibits thereto and any amendment or supplement thereto is referred to herein as the "Offering Memorandum"), this Agreement and the documents as set forth herein;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Purchase and Sale of Shares and Warrants.

            1.1 Sale to the Purchasers. Subject to the terms and conditions hereof, the Company will issue and sell to each Purchaser the number of Shares set forth opposite such Purchaser's name on the signature page and the number of Warrants to purchase the number of Shares of Common Stock as set forth opposite such Purchaser's name on the signature page hereto for the purchase price indicated on the signature page hereto ("Purchase Price."). The obligations of each Purchaser hereunder are several and not joint and no Purchaser shall be obligated to purchase any number of Shares in excess of the number set forth opposite such Purchaser's name on the signature page hereto.

            1.2 Aggregate Sale. Pursuant to this Agreement, the Company shall sell up to 90.988 Units, consisting of up to an aggregate of 1,364,820 Shares of Common Stock and up to an aggregate of 682,410 Warrants to purchase Common Stock of the Company. Each Unit consists of 15,000 shares of Common Stock and 7,500 Warrants. The Unit Purchase Price will be equal to the product of 15,000 multiplied by $4.875. Each Unit will be sold at a purchase price of $73,125 per Unit. Each Warrant issued shall be in the form of Exhibit H attached hereto and shall entitle the holder to purchase one Share of Common Stock of the Company at an exercise price equal to 130% of $4.875. The Warrants shall be exercisable for a term of five years from the date of issuance.

            1.3 Payment of Purchase Price. On or prior to the Closing Date, each Purchaser will deliver to State Street Bank and Trust Company as Escrow Agent (the "Escrow Agent") the amount of the aggregate Purchase Price for the Units purchased by such Purchaser hereunder, by wire transfer of funds to the Escrow Agent. The Purchase Price shall be maintained in a segregated account until the Closing Date and shall be released either (a) to the Company upon the consummation of the transaction contemplated hereunder; or (b) to the Purchaser upon the termination of this Agreement in accordance with Section 7.

      2. Closing Date and Delivery.

            2.1 Closing Date. The closing of the purchase and sale of the Shares and Warrants hereunder (the "Closing") will be held at such time (the "Closing Date") as shall be agreed upon by the Company, the Placement Agent and the Purchasers (optionally at the offices of the Placement Agent, 650 Fifth Avenue, New York, NY 11019). The Closing Date shall occur upon receipt of subscriptions for all of the Units offered by the Company, (or such lesser amount as determined by the Company), but in no event shall the Closing Date be later than March 31, 2001.

            2.2 Deliveries at Closing. At the Closing the Company shall deliver the following to each Purchaser: (a) a stock certificate registered in such Purchaser's name, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares purchased by such Purchaser; (b) Warrants in such Purchaser's name, or in such nominee name(s) as designated by the Purchaser in writing; (c) an opinion of Roberts, Sheridan and Kotel, The New York Practice of Dickstein Shapiro's Corporate & Finance Group dated the Closing Date and substantially in the form attached hereto as Schedule I ("Opinion of Counsel"); and (d) a certificate, signed by the President of the Company, to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date as though newly made on and as of that date (except for representations and warranties which speak as of the date of the Agreement or as of another specific date or period, which shall continue to be true and correct in all material respects as of the respective dates and for the respective periods covered thereby) and (ii) the Company has performed and complied with, in all material respects, all of its covenants contained in this Agreement and required to be performed or complied with on or before the Closing. Each Purchaser's obligation to purchase the Shares shall be subject to the following conditions: (a) the accuracy of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to Closing; and (b) delivery of the Opinion of Counsel.

                  Upon satisfaction of all the conditions to Closing set forth in this Agreement and the delivery of the certificates representing the Shares and of the Warrants to the Purchaser, the Escrow Agent shall be directed to deliver to the Company the Purchase Price for the Shares, less the Placement Agent fee due to the Placement Agent and any expense that the Company has agreed to reimburse to the Placement Agent and its counsel, which the Escrow Agent shall pay directly to them in accordance with the Company's engagement letter with the Placement Agent.

      3. Representations and Warranties by the Company. The Company represents and warrants to each Purchaser as of the date hereof and as of the Closing Date that:

            3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company.

            3.2 Changes. Except as set forth herein and in the Offering Memorandum, since September 30, 2000, the Company has not, to the extent material to the Company, (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent, whether due or to become due, other than in the ordinary course of business, (ii) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, (iii) waived any debt owed to the Company or its subsidiaries, (iv) satisfied or discharged any lien, claim or encumbrance or paid any obligation other than in the ordinary course of business, (v) declared or paid any dividends, or (vi) entered into any transaction other than in the usual and ordinary course of business.

            3.3 Litigation. Except as set forth in the Offering Memorandum, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to the best of the Company's knowledge, threatened against the Company or its properties, assets or business.

            3.4 Compliance with Other Instruments. Except for such matters which, either individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company, the execution and delivery of, and the performance and compliance with, this Agreement and the Warrants and the transactions contemplated hereby or thereby, with or without the giving of notice, will not (i) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, (ii) violate the Certificate of Incorporation or Bylaws of the Company, or , subject to the accuracy of the representations and warranties of the Purchasers contained in Article 4 of this Agreement, any law, rule, regulation, judgment, order or decree, or (iii) except for the registration of the Shares and the Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act"), the listing of the Shares and the Warrant Shares on the NASDAQ Stock Market and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase of the Shares and the Warrants by the Purchasers, require any consent, approval, authorization or order of or filing with any court or governmental agency or body. The Company is not in violation of its Certificate or Bylaws nor in violation of, or in default under, any lien, mortgage, lease, agreement or instrument, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company. The Company is not subject to any restriction which would prohibit the Company from entering into or performing its obligations under this Agreement or the Warrants, except for such restrictions which would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to perform its obligations under this Agreement and the Warrants.

            3.5 Reports and Financial Statements. The Purchasers have obtained copies of the Company's Form 10-K/A for the year ended December 31, 1999, the Company's Proxy Statement in connection with the 1999 Annual Meeting of Stockholders, the Company's Registration Statement on Form S-2/A, dated January 12, 2001, the quarterly report on Form 10-Q for the period ended September 30, 2000, and a current report on Form 8-K dated August 8, 2000 filed by the Company with the Securities and Exchange Commission (the "SEC"), in each case without exhibits thereto (collectively with all filings of the Company with the SEC, the "SEC Reports"). As of their respective filing dates, the SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports. The SEC Reports, when read as a whole, as updated by the Offering Memorandum, and the Offering Memorandum when read together with the exhibits thereto, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described in such financial statements.

            3.6 Shares. The Shares, the Warrants and the Warrant Shares, when issued and paid for pursuant to the terms of this Agreement as the case may be, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free


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

and clear of all pledges, liens, encumbrances and restrictions (other than arising under federal or state securities laws). The authorized capital stock of the Company, including the Shares, conforms, and when issued, the Warrant Shares will conform, to all statements relating thereto included in the documents set forth herein. The issuance of the Shares, the Warrants and the Warrant Shares is not subject to any preemptive or other similar rights. The Company has duly reserved 798,420 shares of its authorized but unissued Common Stock for issuance upon exercise of the Warrants by the Purchasers and the Placement Agent, and such shares shall remain so reserved (subject to reduction from time to time for Common Stock issued upon the exercise of the Warrants), as long as the Warrants are exercisable.

            3.7 Securities Laws. Subject to the accuracy of the representations and warranties of the Purchasers contained in Article 4 of this Agreement, the offer, sale and issuance of the Shares, the Warrants and the Warrant Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and from the registration or qualifications requirements of the laws of any applicable state or other U.S. jurisdiction.

            3.8 Capital Stock. As of December 31, 2000, (i) 6,803,485 shares of the Company's Common Stock were issued and outstanding, (ii) no shares of the Company's Preferred Stock were issued and outstanding, and (iii) options and or warrants to purchase 2,130,745 Shares of the Company's Common Stock were issued and outstanding. There are also 1,249,500 shares of common stock that are issuable under the equity line of credit and under the warrants which may be granted in the future under the equity line of credit. All of the outstanding Shares of the Company's capital stock are validly issued, fully paid and nonassessable. Except as set forth in this Section 3.8 or the Offering Memorandum, as of December 31, 2000, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated to issue its Common Stock, Preferred Stock or warrants or options to purchase Common Stock or Preferred Stock. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company.

            3.9 Corporate Acts and Proceedings. This Agreement has been duly authorized by the requisite corporate action and has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. The requisite corporate action necessary to the authorization, reservation, issuance and delivery of the Shares, the Warrants and the Warrant Shares has been taken by the Company. Upon execution and delivery thereof by a duly authorized officer of the Company, the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

            3.10 No Implied Representations. All of the Company's representations and warranties are contained in this Agreement, and no other representations or warranties by the Company shall be implied.

            3.11 Filing of Reports. Since the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, the Company has filed with the SEC all reports and other material required to be filed by it therewith pursuant to Section 13, 14 or 15(d) of the Exchange Act and the Company is eligible to register the offer and resale of the Shares and the Warrant Shares on a Registration Statement on Form S-3, or a successor form.

            3.12 Compliance with Laws. The business and operations of the Company have been conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company.

            1.13 Closing Date. Except as to representations and warranties that speak of a specific date or period, all the representations and warranties made by the Company in this Section 3 shall be true and complete from the date of this Agreement through the Closing Date and the Company shall provide each Purchaser, before the Closing, with any documents or information necessary for such representations and warranties to remain true and complete as of the Closing Date.

            3.14 Proprietary Rights. The Company owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets (herein called the "Proprietary Rights") which are material to the business of the Company, as now conducted or as proposed to be conducted. The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights. No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending or, to the knowledge of the Company, threatened, which involves any Proprietary Rights. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights. To the knowledge of the Company, no Proprietary Rights used by the Company, and no services or


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

products sold by the Company, conflict with or infringe upon any proprietary rights owned or licensed by any third party. The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights and, to the knowledge of the Company, there is no reasonable basis to believe that such a claim will be asserted. To the knowledge of the Company, the Proprietary Rights are valid and enforceable.

            3.15 Compliance with Environmental Laws. Except as would not, singly or in the aggregate, have a material adverse effect on the Company, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company's knowledge, no expenditures material to the Company are or will be required to comply with any such existing statute, law or regulation. To the Company's knowledge, the Company does not have any liability to any governmental authority or other third party arising under or as a result of any such past or existing statute, law or regulation, which liability would be material to the Company.

            3.16 Permits, Licenses, Etc. The Company owns, possesses or has obtained, and is operating in compliance with, all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations (collectively, "Permits") necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its businesses or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company, and the Company has not received any notice of proceedings relating to the revocation, modification or suspension of any Permits or any circumstance which would lead it to believe that such proceedings are reasonably likely.

            3.17 Insurance. The Company maintains insurance of the type and in the amount reasonably adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

            3.18 Registration Rights. Except as set forth in the Offering Memorandum, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

      4. Representations and Warranties by the Purchasers; Restrictions on Transfer.

      Each Purchaser severally represents and warrants to, and covenants and agrees with, the Company, as of the Closing Date, as follows:

            4.1 Authorization. Purchaser is duly organized and in good standing in the jurisdiction of its organization and has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver the Agreement, to purchase the Shares and the Warrants to be purchased by it and to carry out and perform all of its obligations under the Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

            4.2 Investor Status. Purchaser is an "Accredited Investor" as defined in Rule 501 of Regulation D under the Securities Act or a "Qualified Institutional Buyer," as such term is defined in Rule 144A of the Securities Act. Purchaser acknowledges receiving and reviewing the documents comprising the Offering Memorandum, including the SEC Documents. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares and the Warrants. Purchaser has such business and financial experience as is required to give it the capacity to utilize the information received, to evaluate the risks involved in purchasing the Units and making an informed decision about purchasing the Units, and to protect its own interests in connection with the purchase of the Units and is able to bear the risks of an investment in the Units. Purchaser is not itself a "broker" or a "dealer" as defined in the Exchange Act of 1934 and is not an "affiliate" of the Company as defined in Rule 405 of the Securities Act.


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

            4.3 Investment Intent. Purchaser is purchasing the Shares and the Warrants for its own account as principal, for investment purposes only, and not with a present view to or for resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has, in connection with its decision to purchase the number of Shares and the Warrants set forth in this Agreement, relied solely upon the Offering Memorandum and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Warrants, except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

            4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that neither the Shares nor the Warrants may be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Purchaser is able to bear the economic risk of holding the Shares for an indefinite period of time and can afford a complete lost of its investment. Purchaser understands that until the Shares and Warrant Shares have been registered for resale by the Purchasers in compliance with applicable securities laws, the certificates evidencing the Shares, the Warrants and Warrant Shares will be imprinted with a legend that prohibits the transfer of the Shares, Warrants and Warrant Shares unless (a) such transaction is registered or such registration is not required, and (b) if the transfer is pursuant to an exemption from registration an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is not required to be registered or is so exempt.

            4.5 Restriction on Sales, Short Sales and Hedging Transactions. Purchaser represents and agrees that during the period from the date Purchaser was first contacted with respect to the potential purchase of Shares and Warrants through the date of the execution of the Agreement by Purchaser, Purchaser did not, and from such date through the effectiveness of the Registration Statement (as defined below), Purchaser will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option or equity swap transactions in or with respect to the Company's Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Shares and Warrants by the Purchaser.

            4.6 No Legal, Tax Or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrants.

            4.7 Closing Date. All the representations and warranties made by the Purchaser in this Section 4 shall be true and complete from the date of this Agreement through the Closing Date and the Purchaser shall provide the Company, before the Closing, with any documents or information necessary for such representations and warranties to remain true and complete as of the Closing Date.

            4.8 Compliance with Other Instruments. The execution and delivery of this Agreement, the purchase of the Shares and the Warrants, and the performance by the Purchaser of all other obligations of the Purchaser contemplated hereby will not (i) violate any law, rule, regulation, judgment, order or decree applicable to Purchaser, or (ii) require any consent, approval, authorization or order of or filing with any court or governmental agency or body. Purchaser is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Agreement, except for such restrictions which would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement. There is no action, suit, order, judgment or proceeding pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser that, individually or when aggregated with one or more other actions, suits, orders, judgments or proceedings, has or might reasonably be expected to have a material adverse effect on Purchaser's ability to perform any of its obligations hereunder or under any of the other agreements and instruments to be executed and delivered by Purchaser in connection herewith.

            4.9 Compliance with Insider Trading Rules. Purchaser agrees to comply with the laws and rules pertaining to inside information as they may relate to the purchase or sale of the Company's securities at all times after the effective date of the Registration Statement.

            4.10. Reliance on Representations. Purchaser acknowledges that the Company and its counsel are entitled to rely on the representations made above.

      5. Covenants

            5.1 Registration Requirements.

                  (a) Promptly after, but not later than 30 days after, the Closing Date, the Company shall prepare and file a registration statement (the "Registration Statement") with the SEC under the Securities Act to register the offer and resale of the Shares and the Warrant Shares by the Purchasers (together, the "Registrable Securities"), and shall use its best efforts to cause such


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

Registration Statement to become effective within 120 days from the Closing Date or not more than five days from the date upon which the Securities and Exchange Commission shall allow the Company to accelerate effectiveness, whichever is shorter. In the event that the Company shall fail to obtain effectiveness of the Registration Statement within the 120-day period following the Closing Date, the Company hereby agrees that it shall pay to each Purchaser cash in an amount equal to 2% of the total purchase price of the shares of common stock purchased by such Purchaser for each and every thirty (30) day period with respect to which such Registration Statement shall not be effective. Until such time as the Registration Statement is effective, the Company shall not grant any registration rights or other rights to register securities under the Securities Act unless such rights are subordinate to the rights of the Purchasers under this Section 5.1 or will not have the effect of delaying a sale or limiting the number of securities which may be sold by the Purchasers pursuant to the Registration Statement or otherwise adversely affect the rights of the Purchasers under this Section 5.1.

                  (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Purchaser.

                  (c) If the Registration Statement becomes effective, the Company will use its best efforts to: (i) keep such registration effective until the second anniversary of the date such Registration Statement is declared effective (or, in the case of Warrant Shares, the first anniversary of the date of issuance of such Warrant Shares, but in any event not later than the fourth anniversary of the date such Registration Statement is declared effective); provided, however, if Rule 144 is amended so that the longest period that Rule 144 restricts the manner in which privately placed securities may be sold is a period shorter than two years, then the period required by this clause shall be reduced to (A) such shorter period, (B) such date as all of the Registrable Securities have been resold, or (C) such date as all Registrable Securities may be sold pursuant to Rule 144 (or any successor rule); (ii) except as provided in
Section 5.1(f), prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Purchaser from time to time may reasonably request; (iv) cause the Shares and the Warrant Shares to be quoted on each quotation service on which the Common Stock of the Company is then quoted; (v) provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement and a CUSIP number for all such securities; and (vi) file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in all U.S. jurisdictions in which any of the Shares are originally sold and all other states specified in writing by Purchaser, provided, however, that the Company shall not be required to qualify to do business in any state in which it is not now so qualified or has not so consented.

                  (d) The Company shall furnish to each Purchaser upon request a reasonable number of copies of a supplement to or an amendment of the prospectus used in connection with the Registration Statement as may be necessary to facilitate the public sale or other disposition of all or any of the Registrable Securities held by Purchaser.

                  (e) With a view to making available to Purchasers the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit Purchaser to sell Registrable Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company covenants and agrees to use its best efforts to: (i) make and keep public information available as those terms are understood and defined in Rule 144 until the earlier of (A) the date on which the Shares may be sold pursuant to Rule 144(k) (or any successor rule) or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration or pursuant to such registration statement on Form S-3.

                  (f) Purchaser hereby acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus. The Purchaser hereby covenants that it will not sell any securities pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that Purchaser may thereafter effect sales pursuant to said prospectus. Notwithstanding anything herein to the contrary, the Company shall not suspend use of the Registration Statement by Purchaser unless such suspension is required by the federal securities laws and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing, the Company shall not be entitled to exercise its right to block such sales or suspend use of such prospectus more than three times during the effectiveness of the Registration Statement nor more than one time in any four month period.

      5.2. Indemnification and Contribution

            (a) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act or otherwise) (including in settlement of litigation) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact or omission to state a material fact in the Registration Statement, including all documents filed as a part thereof and information deemed to be a part thereof, on the effective date thereof, or any amendment or supplements thereto, or arise out of any failure by the Company to fulfill any undertaking or covenant included in the Registration Statement or to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement or omission in such Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement and not corrected by the Purchaser in writing or (ii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to a Purchaser prior to the pertinent sale or sales by such Purchaser and not delivered by such Purchaser to the entity to which it made such sale(s) prior to such sale(s).

            (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement or alleged untrue statement of a material fact or omission to state a material fact in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement (provided, however, that no Purchaser shall be liable in any such case for any untrue statement or omission in any prospectus or Registration Statement which statement has been corrected, in writing, by such Purchaser and delivered to the Company at least 14 days before the sale from which such loss occurred), or (ii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus or supplement or amendment thereto, that was delivered to a Purchaser at least 1 day prior to the pertinent sale or sales by such Purchaser and not delivered by such Purchaser to the entity to which it made such sale(s) prior to such sale(s), and each Purchaser, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Notwithstanding the foregoing, no Purchaser shall be liable, or required to indemnify the Company, in the aggregate, for any amount in excess of the net proceeds received by the Purchaser from the sale of the Shares or the Warrant Shares, as the case may be, to which such loss, claim, damage or liability relates.

            (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that the indemnifying person shall not be obligated to assume the expenses of more than one counsel to represent all indemnified persons.

            (d) If the indemnification provided for in this Section 5.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute in the aggregate any amount in excess of the net proceeds received by the Purchaser from the sale of the Shares or Warrant Shares, as the case may be, to which such loss, claim, damage or liability relates. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser's obligations in this subsection (d) to contribute are several in proportion to their sales of Shares or Warrant Shares, as the case may be, to which such loss relates and not joint.

6. Restrictions on Transferability of Shares and Warrants; Compliance with Securities Act.

            6.1 Restrictions on Transferability. Neither the Shares nor the Warrants shall be transferable in the absence of registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of the Agreement.

            6.2 Restrictive Legend. Until and unless the Shares and Warrant Shares are registered under the Securities Act, each certificate representing the Shares and the Warrant Shares and each Warrant shall bear substantially the following legend (in addition to any legends required under applicable state securities laws):

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR
            (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

            6.3 Transfer of Shares and Warrants. Each Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrants except either
(a) a sale of Shares or Warrant Shares in accordance with the Registration Statement, in which case the Purchaser covenants to comply with the requirement of delivering a current prospectus, (b) a sale of Shares or Warrant Shares in accordance with Rule 144, in which case the Purchaser covenants to comply with Rule 144 and to deliver such additional certificates and documents as the Company may reasonably request, or (c) in accordance with another exemption from the registration requirements of the Securities Act. The legend set forth in
Section 6.2 will be removed from a certificate representing Shares or the Warrant Shares, as the case may be, following and in connection with any sale of Shares or Warrant Shares pursuant to subsection (a) or (b) hereof but not in connection with any sale of Shares or Warrant Shares pursuant to subsection (c) hereof. The Company will substitute one or more replacement certificates without the legend at the request of the Purchaser promptly after such time as the Registration Statement becomes effective.

      7. Termination.

            (a) By the Purchaser. The Purchaser may terminate this Agreement immediately, if at any time prior to the Closing, the Company shall cease conducting business in the normal course; become insolvent or become unable to meet its obligations as they become due; make a general assignment for the benefit of creditors; petition, apply for, suffer or permit with or without its consent the appointment of custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets; avail itself or become subject to any proceeding under the Federal Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolutions or liquidation.

            (b) By the Company. The Company may terminate this Agreement at any time prior to the Closing if the Purchasers have not agreed to purchase up to an aggregate of $7.5 million in common stock pursuant to this Agreement prior to March 31, 2001 or such later date as the Company and the Placement Agent shall have agreed to extend the offering of the Shares with notice to the Purchasers.

      8. Miscellaneous.

            8.1 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the Shares and the Warrants and payment therefor.

            8.2 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

            8.3 Choice of Law. It is the intention of the parties that the internal laws of the State of New York, without regard to the body of law controlling conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties set forth herein.

            8.4 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            8.5 Assignment; Parties in Interest. This Agreement may not be pledged, assigned or otherwise transferred by the Purchasers except by operation of law but all the terms and provision of this Agreement shall be binding upon and inure to the benefit of and be enforced by the successors in interest of the parties hereto. Each successive transferee of the Purchasers shall be deemed to be a Purchaser for the purpose of Section 5 of this Agreement.

            8.6 Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Purchasers or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of, or a waiver of any right under, this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                            Nastech Pharmaceutical Company Inc.


                                            By:________________________

                                            Title:_______________________

           [PURCHASER SIGNATURE PAGE CONTINUES ON THE FOLLOWING PAGE]

                   PURCHASER SIGNATURE PAGE AND QUESTIONNAIRE

      The undersigned Purchaser hereby executes the Stock and Warrant Purchase Agreement with Nastech Pharmaceutical Company Inc. (the "Company") and hereby authorizes this signature page to be attached to a counterpart of such document executed by a duly authorized officer of the Company.

No. of Shares to be                     ________________________________________
Purchased: ____________                 Name of Purchaser (PLEASE PRINT OR TYPE)

No. of Shares Underlying
Warrants: _____________

                    Aggregate Purchase                    [SIGN HERE]
Price: $____________
                                             By:________________________________

                                             Title: ____________________________

Purchaser is a _______ qualified institutional buyer OR

_____ an accredited investor as defined in the Offering Memorandum

Name in which Shares and Warrants are to be registered:
__________________________________________

Address of registered holder:                         __________________________

Social Security or Tax ID No. of registered holder:   __________________________

Contact name and telephone number regarding
Settlement and registration:                          __________________________
                                                                Name

                                                      __________________________
                                                           Telephone Number

Number of shares of common stock of the Company beneficially owned (meaning shares owned or controlled or which the Purchaser has the right to acquire or vote) by the Purchaser, other than the Shares and Warrants being purchased pursuant hereto:

_________________________________________

Have you or your organization had any position, office or other material relationship with the Company within the past three years?

                  __________ Yes               __________ No

Do you or your organization have any direct or indirect affiliation or association with any NASD member?

                  __________ Yes               __________ No

If yes to either of the last two questions, please indicate the nature of any such relationships below: